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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 6, 2009



                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)



           NEW YORK                       1-4743                11-1362020
        (State or Other              (Commission File        (I.R.S. Employee
Jurisdiction of Incorporation)             Number)        Identification Number)



              37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK
       11101 (Address of Principal Executive Offices, including Zip Code)



        Registrant's Telephone Number, including Area Code: 718-392-0200




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 6, 2009, Standard Motor Products, Inc. (the "Company") entered into an Indenture, dated as of May 6, 2009 (the "Indenture"), between the Company and HSBC Bank USA, N.A., as trustee. The Indenture provides for the issuance of the Company's 15% Convertible Subordinated Debentures due 2011 (the "New Debentures") in exchange for the Company's outstanding 6 3/4% Convertible Subordinated Debentures due 2009 (the "Old Debentures") tendered pursuant to the Company's offer to exchange (the "Exchange Offer") of up to $20,000,000 aggregate principal amount of New Debentures for a like principal amount of its outstanding Old Debentures.

         The Exchange Offer expired at 5:00 p.m., New York City time, on May 1, 2009. Pursuant to the Exchange Offer, holders of Old Debentures tendered, and the Company accepted for exchange, $12,300,000 aggregate principal amount of Old Debentures. The settlement and exchange of New Debentures and payment of $255,993.75 for accrued interest for the tendered Old Debentures occurred on May 6, 2009. The Company did not receive any proceeds from the issuance of the New Debentures.

         The New Debentures bear interest at a rate of 15% per annum and will mature on April 15, 2011. The Company will pay interest on the New Debentures on April 15 and October 15 of each year, commencing October 15, 2009. Interest on the New Debentures will be computed on the basis of a 360-day year, comprised of twelve 30-day months. Holders may convert New Debentures into the Company's common stock at any time prior to maturity at a conversion price of $15.00 per share (equal to a conversion rate of approximately 66.6666 shares per $1,000 principal amount of debentures). Holders will be entitled to convert any portion of a New Debenture that is an integral multiple of $100,000 (or the entire principal amount of New Debentures held by a holder if not an integral multiple of $100,000).

         The New Debentures are the Company's general obligations and are not secured by any collateral, and rank equally in right of payment with all other unsecured, unsubordinated indebtedness of the Company. The payment of the principal of, premium, if any, and interest on the New Debentures are subordinated in right of payment to the extent set forth in the Indenture to the prior full and final payment of all of the Company's existing and future senior debt (as defined in the Indenture). The New Debentures rank PARI PASSU in right of payment to the Old Debentures that remain outstanding. The New Debentures are not subject to redemption prior to maturity, but holders of the New Debentures have the right to require the Company to purchase some or all of their New Debentures upon a change of control (as defined in the Indenture).

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         The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the New Debentures include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

         The New Debentures were issued solely to existing holders of the Company's Old Debentures pursuant to the exemption from registration under
Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person for soliciting tenders of the Old Debentures in connection with the Offer, and the Company did not retain any dealer, manager or other agent to solicit tenders with respect to the Offer.

         The foregoing description of the terms of the New Debentures and the Indenture is qualified in its entirety by reference to the Indenture, which is included as Exhibit 10.27, and incorporated herein by reference.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


         The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.


ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.


         The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.





ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         10.27 Indenture, dated as of May 6, 2009, between Standard Motor Products, Inc., and HSBC Bank USA, N.A. as trustee.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         STANDARD MOTOR PRODUCTS, INC.


                                         By: /s/ James J. Burke
                                                 James J. Burke
                                                 Vice President Finance,
                                                 Chief Financial Officer

Date: May 6, 2009



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                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION


10.27 Indenture, dated as of May 6, 2009, between Standard Motor Products, Inc., and HSBC Bank USA, N.A. as trustee.